UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2010

JESUP & LAMONT, INC.
 (Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Fifth Avenue
3rd Floor
New York, NY 10019
 (Address Of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code 800-356-2092

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01: Regulation FD Disclosure

See information under Items 8.01 and 9.01.

Item 8.01: Other Events.

On February 11, 2010, Jesup & Lamont, Inc. (the “Company”) announced that it had reached an agreement-in-principle for a combination transaction with Tri-Artisan Capital Partners, LLC, a New York based merchant bank engaged primarily in private equity investment and mergers and acquisitions advisory services for corporate, private equity sponsor and institutional investor clients.

The Company will host a conference call to discuss the combination transaction on Tuesday, February 16, 2010 at 4:30 p.m. Eastern Time.

A copy of the press release announcing the agreement-in-principal and conference call is furnished as Exhibit 99.1 hereto.  A term sheet summarizing the principal terms of the agreement-in-principal is furnished as Exhibit 99.2 hereto.  A presentation describing the proposed combination transaction is furnished as Exhibit 99.3 hereto.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01:            Financial Statements and Exhibits

(d)         Exhibits:

99.1	Press Release dated February 11, 2010.
99.2	Summary of Principal Terms
99.3	Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Jesup & Lamont, Inc.

Dated: February 11, 2010	By:	/s/ Alan Weichselbaum
Alan Weichselbaum
Chief Executive Officer